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                                                                  Exhibit 10.204

                                ACCESS AGREEMENT

     THIS ACCESS AGREEMENT (this "AGREEMENT") is dated as of June 30, 2004, by and between ORIX TOUCHSTONE SEATTLE VENTURE, an Illinois general partnership ("SELLER"), and INLAND WESTERN SEATTLE NORTHGATE NORTH, L.L.C., a Delaware limited liability company ("PURCHASER").

                                   WITNESSETH:

     WHEREAS, Seller and Inland Real Estate Acquisitions, Inc., an Illinois corporation ("Inland"), entered into that certain Agreement of Purchase and Sale effective as of June 4, 2004, as the same has heretofore been amended by letter agreement dated June 18, 2004, Amendment to Agreement of Purchase and Sale dated June 21, 2004, and Second Amendment to Agreement of Purchase and Sale dated June 23, 2004 (as so amended, the "SALE AGREEMENT"), for the purchase and sale of certain real property located in Seattle, Washington, as more particularly described therein (the "PROPERTY").

     WHEREAS, Inland has assigned all of its right, title and interest in, to and under the Sale Agreement to Purchaser.

     WHEREAS, the Sale Agreement provides that, at the closing under the Sale Agreement, Purchaser and Seller shall execute a written access agreement pursuant to which Purchaser shall grant to Seller access to the Property for the purpose of completing the Bassett TI Work (as defined in the Sale Agreement).

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. DEFINED TERMS. Capitalized terms not otherwise defined therein shall have the meanings set forth in the Sale Agreement.

     2. GRANT OF ACCESS. Purchaser hereby grants to Seller access to the Property for the purpose of completing the Bassett TI Work in accordance with the TI Work Documents and this Agreement. Such access shall be during normal business hours (and such other hours to which Purchaser may hereafter consent, such consent not to be unreasonably withheld), and shall be limited to that portion of the Property covered by the Bassett Lease and such other portions of the Property necessary or desirable to access that portion of the Property covered by the Bassett Lease. In utilizing such access, Seller shall use (and shall cause its contractors to use) commercially reasonable efforts to avoid (a) interfering with the operations of any other tenant at the Property and (b) blocking any common areas.

     3. THE BASSETT TI WORK. Seller shall, at its sole cost and expense, timely cause the full and complete performance of the Bassett TI Work, including all work to be performed by third party contractors under the TI Work Documents. Concurrently with the execution hereof, Seller, Purchaser and First American Title Insurance Company (as escrowee) are entering into that certain Escrow Agreement of even date herewith (the "Escrow Agreement"), pursuant to which Seller has deposited certain amounts with respect to the anticipated costs of the Bassett TI Work. Seller acknowledges that in the event the cost of the Bassett TI Work exceeds the

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amounts deposited under the Escrow Agreement, Seller shall be solely responsible for, and shall pay, such additional costs.

     4. INDEMNIFICATION. Seller hereby indemnifies Purchaser, its lenders and their respective successors and assigns (individually, an "Indemnified Party") against any loss, cost or expense that arises by reason of (a) any default by Seller in Seller's performance of Seller's obligations hereunder (including any failure to timely complete the Bassett TI Work), (b) any default by Seller in Seller's performance of Seller's obligations under Section 10.01(h) of the Sale Agreement, (c) any mechanics or materialmen's liens that arise by reason of the Bassett TI Work, and (d) any claim of personal injury or property damage relating to any injury or damage suffered on the Property as a result of the performance of the Bassett TI Work. Notwithstanding the foregoing, (i) Seller shall not indemnify any Indemnified Party to the extent that any loss, cost or expense arises due to the gross negligence or willful acts or omissions of the Indemnified Party, and (ii) the indemnifications set forth in clauses (a) and
(b), above, to the extent the same relate to those matters set forth in Section 1 of that certain Second Amendment to Agreement of Purchase and Sale dated June 23, 2004 (the "Second Amendment"), shall be limited by the cap set forth in
Section 1 of the Second Amendment.

     5. INSURANCE. Seller shall deliver or cause its contractor(s) to deliver to Purchaser certificates of insurance issued by reputable insurers having a rating of at least "A-IX" by A.M. Best Company evidencing current worker's compensation insurance meeting the legally mandated limits of coverage as well as commercial general liability insurance on an occurrence basis with coverage limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence for personal liability (including bodily injury and death) and not less than One Million Dollars ($1,000,000) per occurrence for property damage.

     6. ASSIGNMENT OF WARRANTIES. Following completion of the Bassett TI Work, Seller shall assign to Purchaser all third party construction warranties and guarantees received by Seller with respect to the Bassett TI Work, to the extent assignable. In the event the same are not assignable, Seller hereby agrees to enforce such warranties and guarantees on Purchaser's behalf.

     7. TERM. The term of this Agreement (the "TERM") shall commence on the date hereof and shall terminate on the date that Seller delivers to Purchaser written notification that the Bassett TI Work has been completed.

     8. PREVAILING PARTY ATTORNEY'S FEES. The prevailing party in any litigation or other dispute resolution process conducted by or between the parties with respect to this Agreement shall be entitled to recover, as a part of its judgment, award or relief, reasonable attorneys' fees and the costs of such proceeding.

     9. MISCELLANEOUS. This Agreement and the obligations of the parties hereunder shall survive the closing of the transaction referred to in the Sale Agreement, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of Illinois applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              SELLER:

                              ORIX TOUCHSTONE SEATTLE VENTURE, an
                              Illinois general partnership

                              By: ORIX Seattle II, Inc., its Managing General Partner

                                    By:        /s/ David R. Brown
                                        ---------------------------------------
                                    Its:         David R. Brown
                                        ------------------------------------
                                                   President


                              PURCHASER:

                              INLAND WESTERN SEATTLE NORTHGATE NORTH,
                              L.L.C., a Delaware limited liability company


                              By: Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member


                                    By:     /s/ Valerie Medina
                                       ----------------------------------------
                                    Name:     Valerie Medina
                                         --------------------------------------
                                    Title:   Assistant Secretary
                                          -------------------------------------

                                     JOINDER

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, an affiliate of Seller, hereby joins in the execution of this Agreement for the purpose of guaranteeing to Purchaser Seller's obligations hereunder.

                              ORIX REAL ESTATE EQUITIES, INC., a
                              Delaware corporation


                              By:            /s/ David R. Brown
                                 ----------------------------------------------
                              Name:            David R. Brown
                                   --------------------------------------------
                              Title:          President & CEO
                                    -------------------------------------------

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